Exhibit 32.1

CERTIFICATION OF JOE G. BROOKS, CHAIRMAN, CO-CHIEF EXECUTIVE OFFICER, AND PRESIDENT OF ADVANCED
ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2005 of Advanced Environmental Recycling Technologies, Inc. (the “Issuer”).

     I, Joe G. Brooks, the chairman, co-chief executive officer and president of Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition, and result of operations of the Issuer.

Dated: May 13, 2005

/s/ JOE G. BROOKS

Joe G. Brooks
Chairman, Co-Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to the Issuer and will be furnished to the Securities and Exchange Commission, or its staff, upon request.